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                                                                     EXHIBIT 3.9

                                                                    FILED

                                                            MAR 25 1988 10:30 am
                                                               /s/ [ILLEGIBLE]
                                                             SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                     MEDIQ Diagnostic Imaging Services, Inc.

1.    The name of the Corporation is MEDIQ Diagnostic Imaging Services, Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred (100) shares of common stock; each such share shall have Ten Dollars ($10.00) par value.

5.    The name and mailing address of each incorporator is as follows:

            NAME                          ADDRESS

         Cynthia L. Conner                103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810

         Harold F. Kalbach, Jr.           103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, Delaware 19810


6.    The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by stature, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation. Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholder herein are granted subject to this reservation.

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10.   To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be attended, a director of this corporation shall be not liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      WE THE UNDERSIGNED, being each of the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, accordingly have hereunto set our hands this 24th day of March, 1988.


                                    /s/ Cynthia L. Conner
                                    --------------------------
                                    Cynthia L. Conner


                                    /s/ Harold F. Kalbach, Jr.
                                    --------------------------
                                    Harold F. Kalbach, Jr.

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                                   8801040038
                                                                           FILED
                                                                 APR 18 1988 9AM
                                                                 /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                     MEDIQ Diagnostic Imaging Services, Inc.

In compliance with the requirements of Section 241 of the General Corporation Law of the State of Delaware, the undersigned corporation, desiring to amend its Certificate of Incorporation, does hereby certify that:

FIRST:    The name of the corporation is MEDIQ Diagnostic Imaging Services,
          Inc.

SECOND: The registered office of the corporation is located at 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

THIRD: The statue by or under which it was incorporated is the General Corporation Law of the State of Delaware.

FOURTH:   The date of its incorporation is March 25, 1988.

FIFTH: The amendment adopted by the Incorporators pursuant to Section 107 of the General Corporation Law of the State of Delaware, there never having been directors or officers elected or appointed or any shares of stock issued for the corporation, set forth in full, is as follows:

          "RESOLVED that Article First of the Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

          'FIRST: The name of the Corporation is MEDIQ Imaging Services,
          Inc.'

SIXTH: Such amendment has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

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      WE, THE UNDERSIGNED, being all of the Incorporators of MEDIQ Diagnostic
Imaging Services Inc., for the purpose of amending the Certificate of Incorporation of said corporation, do hereby execute this Certificate of Amendment in the name of and on behalf of said Corporation, hereby declaring and certifying that this is the act and deed of said corporation and that the facts herein stated are true, and accordingly we have hereunto set our hands as of this 12th day of April, 1988.


                                   /s/ Cynthia L. Conner
                                   ------------------------------------
                                   Cynthia L. Conner, Incorporator


                                   /s/ Harold F. Kalbach, Jr.
                                   ------------------------------------
                                   Harold F. Kalbach, Jr., Incorporator